UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Dandrit Biotech A/S Fruebjergvej 3 Box 62 2100 Copenhagen, Denmark (Address of principal executive offices)

+45-39179840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2017, the Company increased the size of its Board of Directors (“Board”) from two members to four members, and the Board appointed René Sindlev and Torben Bjørn Christensen to fill the vacancies created by the increase in the size of the Board, effective immediately.

There are no arrangements or understandings between Mr. Sindlev or Mr. Christensen and any person (including the Company) pursuant to which Mr. Sindlev and Mr. Christensen were appointed to serve as directors. On April 21, 2017, RS Arving ApS, an entity controlled by Mr. Sindlev, purchased 500,000 shares of the Company’s common stock and 1,000,000 warrants to purchase shares of common stock for $650,000, and RS Group ApS, an entity controlled by Mr. Sindlev, purchased 2,200,000 shares of the Company’s common stock and 4,400,000 warrants to purchase shares of common stock for $2,860,000 in the Company’s private placement offering more fully described in the Company’s current report on Form 8-K, filed on May 1, 2017. Other than the foregoing, there are no actual or proposed transactions between Mr. Christensen, Mr. Sindlev or any of their related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with their appointment as directors.

Neither Mr. Sindlev nor Mr. Christensen has any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

	By:	/s/ Aldo Petersen
	Name:	Aldo Petersen
	Title:	Chief Executive Officer

Date: June 7, 2017

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